Exhibit 1.1
INNATE PHARMA S.A.
$75,000,000 Ordinary Shares (Par Value €0.05 Per Share)
Represented by American Depositary Shares
SALES AGREEMENT
May 3, 2022
SVB SECURITIES LLC
1301 Avenue of the Americas, 12th Floor
New York, New York 10019
Ladies and Gentlemen:
Innate Pharma S.A., a société anonyme organized under the laws of France and registered with the Register of Commerce and Companies (Registre du Commerce et des Sociétés) of Marseille under number 424 365 336 (the “Company”), confirms its agreement (this “Agreement”) with SVB Securities LLC (the “Agent”), as follows:
1.    Issuance and Sale of Securities. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Agent up to $75,000,000 ordinary shares, par value €0.05 per share (the “Ordinary Shares”), of the Company to be delivered in the form of American Depositary Shares (the “ADSs”), each representing one Ordinary Share, subject to the limitations set forth in Section 5(e) (the “Placement Shares”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in this Section 1 on the aggregate gross sales price of Placement Shares that may be issued and sold under this Agreement from time to time shall be the sole responsibility of the Company, and that the Agent shall have no obligation in connection with such compliance. The issuance and sale of Placement Shares through the Agent will be effected pursuant to the Registration Statement (as defined below) filed by the Company with the Securities and Exchange Commission (the “Commission”) on January 13, 2021 and initially declared effective by the Commission on January 28, 2021, although nothing in this Agreement shall be construed as requiring the Company to issue any Placement Shares.
The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form F-3 (File No. 333-252074), including a base prospectus, relating to certain securities, including the Ordinary Shares, to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement to the base prospectus included as part of such registration statement at the time the registration statement became effective, which prospectus supplement specifically relates to the Placement Shares to be issued from time to time pursuant to this Agreement (the “Prospectus Supplement”). The Company will furnish to the Agent, for use by the Agent, copies of the base prospectus included as part of such registration statement at the time it became effective, as supplemented by the Prospectus Supplement. Except where the context otherwise requires, such registration statement, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B or Rule 462(b) under the Securities Act, is herein called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with any “issuer free writing prospectus” (as used herein, as defined in Rule 433 under the Securities Act (“Rule 433”)), relating to the Placement Shares that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i), in each case, in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), is herein called the “Prospectus.”
A registration statement on Form F-6 (File No. 333-234063), and any amendments thereto, in respect of the ADSs has been filed with the Commission; such registration statement in the form heretofore delivered to the Agent and, excluding exhibits, to the Agent, has been declared effective by the Commission; no other document with respect to such registration statement has heretofore been filed with the Commission; (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “ADS Registration Statement”).
Any reference herein to the Registration Statement, the ADS Registration Statement, the Prospectus Supplement, the Prospectus or any issuer free writing prospectus shall be deemed to refer to and include the documents, if any, that are or are deemed to be incorporated by reference therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, ADS Registration Statement, the Prospectus Supplement, the Prospectus or any issuer free writing prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the most-recent effective date of the Registration Statement, the ADS Registration Statement, or the respective dates of the Prospectus Supplement, Prospectus or such issuer free writing prospectus, as the case may be, and incorporated therein by reference. For purposes of this Agreement, all references to the Registration Statement, the ADS Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to include the most recent copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System or, if applicable, the Interactive Data Electronic Application system when used by the Commission (collectively, “EDGAR”). Unless the context otherwise requires, each reference to the ADSs or the Placement Shares herein also includes the Ordinary Shares underlying such ADSs and Placement Shares (the “Underlying Ordinary Shares”).
2.    Placements. Each time that the Company wishes to issue and sell any Placement Shares through the Agent hereunder (each, a “Placement”), it will notify the Agent by email notice (or other method mutually agreed to in writing by the parties) (each such notice, a “Placement Notice”) containing the parameters in accordance with which it desires such Placement Shares to be sold, which at a minimum shall include the maximum number or dollar amount of Placement Shares to be sold, the time period during which sales are requested to be made, any limitation on the number or amount of Placement Shares that may be sold in any one Trading Day (as defined in Section 3), any minimum price below which sales may not be made and include any other limitations and conditions required by French law and/or set forth in the corporate authorizations of the Company, a form of which containing such minimum sales parameters is attached hereto as Schedule 1. The Placement Notice must originate from one of the individuals authorized to act on behalf of the Company and set forth on Schedule 2 (with a copy to each of the other individuals from the Company listed on such Schedule 2), and shall be addressed to each of the recipients from the Agent set forth on Schedule 2, as such Schedule 2 may be updated by either party from time to time by sending a written notice containing a revised Schedule 2 to the other party in the manner provided in Section 12 (including by email correspondence to each of the individuals of the Company set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply). The Placement Notice shall be effective upon receipt by the Agent unless and until (i) in accordance with the notice requirements set forth in Section 4, the Agent declines to accept the terms contained therein for any reason, in its sole discretion, within two Trading Days of the date the Agent receives the Placement Notice, (ii) in accordance with the notice requirements set forth in Section 4, the Agent suspends sales under the Placement Notice for any reason in its sole discretion, (iii) the entire amount of the Placement Shares has been sold pursuant to this Agreement, (iv) in accordance with the notice requirements set forth in Section 4, the Company suspends sales under or terminates the Placement Notice for any reason in its sole discretion, (v) the Company issues a subsequent Placement Notice and explicitly indicates that its parameters supersede those contained in the earlier dated Placement Notice or (vi) this Agreement has been terminated pursuant to the provisions of Section 11. The amount of any discount, commission or other compensation to be paid by the Company to the Agent in connection with the sale of the Placement Shares effected through the Agent shall be calculated in accordance with the terms set forth in Schedule 3. It is expressly acknowledged and agreed that neither the Company nor the Agent will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to the Agent and the Agent does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control with respect to the matters covered thereby.
3.    Sale of Placement Shares by the Agent.
(a)    On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, including Section 5(c), upon the Agent’s acceptance of the terms of a Placement Notice as provided in Section 2, and unless the sale of the Placement Shares described therein has been declined, suspended or otherwise terminated in accordance with the terms of this Agreement, the Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Global Select Market (“Nasdaq”) to sell such Placement Shares up to the number or amount specified in, and otherwise in accordance with the terms of, such Placement Notice; provided that the Company will ensure that the Placement Notice complies with (i) the Maximum Program Amount (as defined below), (ii) the Floor Price (as defined below), (iii) the other terms provided for herein, and (iv) French law and applicable corporate authorizations of the Company. The Agent will notify the Company of the bids received for Placement Shares in compliance with the terms of the Placement Notice (an “Agent Notification”) (including by email correspondence to each of the individuals of the Company set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply). Such Agent Notification shall contain the price at which the Placement Shares would be purchased, the counterparty/parties bidding for such Placement Shares and the number of Placement Shares to be placed with such counterparty/parties and shall be accompanied by an e-mail confirmation, in the form set forth in Schedule 4 hereto, of a representative of each bidding party confirming that such bidding party falls within one of the categories identified in the Investor Letter (as defined below). Unless otherwise specified by the Company in a Placement Notice, the Agent may sell Placement Shares (A) in negotiated transactions with the written consent of the Company; or (B) by any other method permitted by law that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including block transactions, sales made directly on or through Nasdaq or on or through any other existing trading market of the ADSs, provided that for (A) and (B), such sales are made in compliance with French law and within the limits and conditions set forth by the corporate authorizations of the Company, which shall be specified in the Placement Notice. Nothing in this Agreement shall be deemed to require either party to agree to any specific method of offer and sale specified in the preceding sentence, except insofar as required for compliance with French law and applicable corporate authorizations of the Company, and (except as specified in clause (A) above or as required for compliance with French law and applicable corporate authorizations of the Company) the method of placement of any Placement Shares by the Agent shall be at the Agent’s discretion. Except as may be otherwise agreed by the Company and the Agent, the Agent shall not purchase Placement Shares on a principal basis pursuant to this Agreement unless the Company and the Agent enter into a separate written agreement setting forth the terms of such sale. The Company acknowledges and agrees that (i) there can be no assurance that the Agent will be successful in selling Placement Shares, (ii) the Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of Nasdaq to sell such Placement Shares as required under this Agreement and (iii) the Agent shall be under no obligation to purchase Placement Shares on a principal basis pursuant to this Agreement unless the Company and the Agent enter into a separate written agreement setting forth the terms of such sale.
(b)    Following the receipt of an Agent Notification provided for in the preceding paragraph and no later than 3:30 pm (Eastern) on the Trading Day on which the Company wants to sell Placement Shares, the Company shall issue a decision of the management board or of the Chairman of the management board of the Company in the form set forth in Schedule 5 hereto (the “Issuance Decision”), acting upon delegated authority, reflecting the Company’s decision to issue the Ordinary Shares to be represented by the Placement Shares, allocated, and at such price, as set forth in the Agent Notification to the Company provided in the preceding paragraph, subject to settlement on the on the second Trading Day (or such earlier day as is industry practice or as is required for regular-way trading) following the date on which such sales are made or such other date specified in the applicable Placement Notice (each, a “Settlement Date”), it being specified that the Company will ensure that for each issuance of Placement Shares the equivalent in Euro of the sales price will be set by the management board or the Chairman of the management board based upon the last available U.S. Dollar-Euro exchange rate, as published by the European Central Bank 1and within the price limits and amounts set forth in the 25th resolution of the Company's general shareholders' meeting held on May 19, 2020, the 22nd resolution of the Company's general shareholders' meeting held on May 20, 2022 (or any substitute resolutions thereto adopted at a subsequent shareholders' meeting) as applicable.
(c)    Following receipt of the Issuance Decision in accordance with the paragraph above, the Agent will provide (i) written confirmation to the Company (including by email correspondence to each of the Company individuals set forth in Schedule 2, if receipt of such email correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) no later than 11:59 p.m. (Eastern Time) on the Trading Day on which it has placed Placement Shares hereunder setting forth the identity of each purchaser, the number of Placement Shares sold on such Trading Day to each such purchaser and the sales price, in each case, consistent with the Issuance Decision, as well as the
1 LL: The fact that this exchange rate can be used to set the euro/USD amount of the capital increase, as the basis for the certificat du dépositaire issued by SGSS needs to be checked with SGSS corresponding aggregate sales price and Net Proceeds (as defined below) payable to the Company in respect thereof, and (ii) copies of such documents as required by French law and the limits and other conditions set forth in the corporate authorizations of the Company in a form acceptable by the Company, including the Investor Letters. Notwithstanding the foregoing, the Agent acknowledges that the written confirmation set forth in this paragraph may not differ from the terms set forth in the Issuance Decision, and that in such event, no Placement Shares shall be placed pursuant to such Issuance Decision.
(d)    Each purchaser of Placement Shares shall provide to the Agent, no later than the Trading Day on which Placement Shares are sold to such purchaser pursuant to this Agreement, an executed investor letter (each, an “Investor Letter”) in substantially the form attached as Exhibit A1 or A2 (depending on the resolution of the Company’s general shareholders’ meeting being used for the issuance of such Placement Shares) to Schedule I hereto, which form shall be delivered by the Agent to each prospective purchaser of Placement Shares hereunder, and the Agent shall not sell Placement Shares to any purchaser who shall not have delivered such Investor Letter.
(e)    For the purposes hereof, (i) “Floor Price” means an amount equal to the U.S. dollar equivalent (based on the then-prevailing exchange rate) of the minimum issuance price set out in the resolution of the Company’s general shareholders’ meeting being used for the issuance of such Placement Shares; (ii) “Maximum Program Amount” means ADSs with an aggregate sales price of the lesser of (a) the number or dollar amount of Ordinary Shares in the form of ADSs registered under the effective ADS Registration Statement and Underlying Ordinary Shares registered under the effective Registration Statement pursuant to which the offering is being made, (b) the dollar amount of the nominal value of the Ordinary Shares available to be issued pursuant to the resolution of the Company’s general shareholders’ meeting being used for the issuance of such Placement Shares, (c) the number or dollar amount of Underlying Ordinary Shares permitted to be sold under Form F-3 (including General Instruction I.B. 5 thereof, if applicable) , (d) the number or dollar amount of Underlying Ordinary Shares in the form of ADSs for which the Company has filed a Prospectus or (e) the number of Underlying Ordinary Shares issued over a 12-month rolling period representing, once issued together with all the other Ordinary Shares which have been admitted to trading on the regulated market of Euronext in Paris (“Euronext”) over the same 12-month period on the basis of Article 1 paragraph 5.a) of Regulation (EU) 2017/1129 of June 14, 2017, being less than 20% of the total number of the Company’s securities already admitted to trading on Euronext on the date the admission to trading of the Underlying Ordinary Shares is requested; (iii) “Net Proceeds” means, with respect to each Settlement Date, the aggregate gross sales price received by the Agent at which the applicable Placement Shares were sold, after deduction of the Issuance Commission (as defined below) and (iv) “Trading Day” means any day on which the Ordinary Shares in the form of ADSs are purchased and sold on Nasdaq.
4.    Suspension of Sales.
(a)    The Company or the Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by email correspondence to each of the individuals of the other party set forth on Schedule 2), suspend any sale of Placement Shares; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. While a suspension pursuant to this Section 4(a) is in effect, any obligation under Sections 7(m), 7(n), 7(o), and 7(p) with respect to the delivery of certificates, opinions, or comfort letters to the Agent, shall be waived. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other party unless notice is sent by one of the individuals named on Schedule 2 hereto to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply).
(b)    Notwithstanding any other provision of this Agreement, during any period in which the Company is, or could be deemed to be, in possession of material non-public information, the Company and the Agent agree that (i) no sale of Placement Shares will take place, (ii) the Company shall not request the sale of any Placement Shares and shall suspend or cancel any effective Placement Notices instructing the Agent to make any sales and (iii) the Agent shall not be obligated to sell or offer to sell any Placement Shares.
5.    Settlement and Delivery of the Placement Shares.
(a)    Payment for Placement Shares. The aggregate sales price of the Placement Shares sold by the Agent pursuant to any Issuance Decision (the “Issuance Amount”) shall be paid by the Agent in US dollars on the Settlement Date, or on such other date as may be agreed upon between the Company and the Agent, to the applicable account designated by the Company in the Placement Notice, which account shall be held at Société Générale Securities Services, as transfer agent and registrar of the Company, or such other transfer agent and registrar as the Company may specify in a Placement Notice (the “Registrar”).
(b)    Settlement of Placement Shares. No later than 4:30 p.m. C.E.T. on a Settlement Date, the Company will cause the Registrar to issue the depositary certificate (certificat du dépositaire) in accordance with Article L. 225-146 of the French Commercial Code, relating to the capital increase of the Company resulting from the issuance of the Underlying Ordinary Shares for the Placement Shares, and shall deliver two originals of such certificate to the Company. At least one full business day prior to a Settlement Date, the Company shall have taken all action to be taken by the Company, including providing the Registrar with all notices (including the Euronext notice) and the Issuance Decision delivered as provided for by Section 2(b) that are required in connection with the issuance of the certificate (certificat du dépositaire) referred herein.
(c)    Delivery of Placement Shares. On each Settlement Date, immediately after issuing the relevant certificate (certificat du dépositaire), (i) the Registrar shall (x) send to Euroclear France, in the name and on behalf of the Company, a lettre comptable for the creation of the Underlying Ordinary Shares for the Placement Shares and for credit thereof no later than on the Settlement Date in a securities account opened in the name and on behalf of the Company in the books of the Registrar; (y) deliver the Underlying Ordinary Shares for the Placement Shares to the custodian for Citibank N.A., as depositary (the “Depositary”) pursuant to the deposit agreement dated October 21, 2019 (the “Deposit Agreement”) by and among the Company, the Depositary and all holders and beneficial owners of the ADSs issued thereunder, and (ii) the Company will instruct the Depositary to, electronically transfer the Placement Shares by crediting the Agent or its designee’s account (provided the Agent shall have given the Company written notice of such designee at least one business day prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal At Custodian (DWAC) System, or by such other means of delivery as may be mutually agreed upon by the parties hereto, which Placement Shares in all cases shall be duly authorized, freely tradeable, transferable, registered shares in good deliverable form. The Company agrees that if the Company, defaults in its obligation to deliver duly authorized, freely tradeable, transferable, registered Placement Shares in good deliverable form by 2:30 P.M., New York City time, on a Settlement Date (other than as a result of a failure by the Agent to provide instructions for delivery), the Company will (i) take all necessary action to cause the full amount of any Issuance Amount that were delivered to the Company’s account with respect to such settlement, together with any costs incurred by the Agent and/or its clearing firm in connection with recovering such Issuance Amount, to be immediately returned to the Agent or its clearing firm no later than 5:00 P.M., New York City time, on such Settlement Date, by wire transfer of immediately available funds to an account designated by the Agent or its clearing firm, (ii) indemnify and hold the Agent and its clearing firm harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (iii) pay to the Agent (without duplication) any commission, discount or other compensation to which it would otherwise have been entitled absent such default.
(d)    Payment of Issuance Commission. On each Settlement Date, the Company shall pay, or cause the Registrar to pay, to the Agent the amount due to the Agent in respect of the Issuance Amount of the Placement Shares which shall be equal to (i) the Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Schedule 3, (ii) any other amounts due and payable by the Company to the Agent hereunder pursuant to Section 7(g) hereof and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales (collectively, the “Issuance Commission”). The aforementioned amount shall be paid on the Settlement Date by the Registrar to the Agent as soon as possible after issuance of the certificate (certificat du dépositaire).
(e)    Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares if, after giving effect to the sale of such Placement Shares, the aggregate number or gross sales proceeds of Placement Shares sold pursuant to this Agreement would exceed the lesser of: (i) the number or dollar amount of Ordinary Shares and Underlying Ordinary Shares in the form of ADSs registered pursuant to, and available for offer and sale under, the Registration Statement and the ADS Registration Statement pursuant to which the offering of Placement Shares is being made, (ii) the number of authorized but unissued ADSs and Ordinary Share of the Company (less Ordinary Share issuable upon exercise, conversion or exchange of any outstanding securities of the Company or otherwise reserved from the Company’s authorized capital stock), (iii) the number or dollar amount of Ordinary Shares and Underlying Ordinary Shares in the form of ADSs permitted to be offered and sold by the Company under Form F-3 (including General Instruction I.B.5. thereof, if such instruction is applicable), (iv) the number or dollar amount of Ordinary Shares and Underlying Ordinary Shares in the form of ADSs that the Company’s management board of directors is authorized to issue and sell from time to time, and notified to the Agent in writing, or (v) the dollar amount of Ordinary Shares and Underlying Ordinary Shares in the form of ADSs for which the Company has filed the Prospectus Supplement. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares pursuant to this Agreement at a price lower than the Floor Price. Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge and agree that compliance with the limitations set forth in this Section 5(e) on the number or dollar amount of Placement Shares that may be issued and sold under this Agreement from time to time shall be the sole responsibility of the Company, and that the Agent shall have no obligation in connection with such compliance.
6.    Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Agent that as of the date of this Agreement, and as of (i) each Representation Date (as defined in Section 7(m)), (ii) each date on which a Placement Notice is given, (iii) the date and time of each sale of any Placement Shares pursuant to this Agreement and (iv) each Settlement Date (each such time or date referred to in clauses (i) through (iv), an “Applicable Time”):
(a)    The Company and the transactions contemplated by this Agreement meet the requirements for and comply with the conditions for the use of Form F-3 (including General Instructions

I.A and I.B.1.) under the Securities Act. The Registration Statement and the ADS Registration Statement have been filed with the Commission and have been declared effective by the Commission under the Securities Act prior to the issuance of any Placement Notices by the Company. At the time the Registration Statement and the ADS Registration Statement were originally declared effective and at the time the Company’s most recent Annual Report on Form 20-F, was filed with the Commission, the Company met the then-applicable requirements for use of Form F-3 (including General Instructions I.A and I.B.1.) under the Securities Act. The Registration Statement and the ADS Registration Statement meet, and the offering and sale of Placement Shares as contemplated hereby comply with, the requirements of Rule 415(a)(1)(x) under the Securities Act. The Agent is named as the agent engaged by the Company in the section entitled “Plan of Distribution” in the Prospectus Supplement. The Company has not received, and has no notice from the Commission of, any notice pursuant to Rule 401(g)(1) under the Securities Act objecting to the use of the shelf registration statement form. No stop order of the Commission preventing or suspending the use of the base prospectus, the Prospectus Supplement or the Prospectus, or the effectiveness of the Registration Statement or ADS Registration Statement, has been issued, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission. At the time of the initial filing of the Registration Statement, the Company paid the required Commission filing fees relating to the securities covered by the Registration Statement, including the Placement Shares that may be sold pursuant to this Agreement, in accordance with Rule 457(o) under the Securities Act. Copies of the Registration Statement, the ADS Registration Statement, the Prospectus, any such amendments or supplements to any of the foregoing and all Incorporated Documents that were filed with the Commission on or prior to the date of this Agreement have been delivered, or are available through EDGAR, to the Agent and its counsel.
(b)    Each of the Registration Statement and the ADS Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective, at each deemed effective date with respect to the Agent pursuant to Rule 430B(f)(2) under the Securities Act and as of each Applicable Time, complied, complies and will comply in all material respects with the requirements of the Securities Act and did not, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that the representations and warranties set forth in this sentence do not apply to Agent’s Information (as defined below). The Prospectus and any amendment or supplement thereto, when so filed with the Commission under Rule 424(b) under the Securities Act, complied, complies and as of each Applicable Time will comply in all material respects with the requirements of the Securities Act, and each Prospectus Supplement, Prospectus or issuer free writing prospectus (or any amendments or supplements to any of the foregoing) furnished to the Agent for use in connection with the offering of the Placement Shares was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. Neither the Prospectus nor any amendment or supplement thereto, as of its date and as of each Applicable Time, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this sentence do not apply to Agent’s Information. Each Incorporated Document heretofore filed, when it was filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and were filed on a timely basis with the Commission, and any further Incorporated Documents so filed and incorporated after the date of this Agreement will be filed on a timely basis and, when so filed, will conform in all material respects with the requirements of the Exchange Act; no such Incorporated Document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and no such Incorporated Document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All information and other disclosure materials made publicly available by the Company are true, complete and accurate in all material respects, and comply with the requirements of applicable French law, including French securities law, the Autorité des Marchés Financiers’s (“AMF”) regulation and guidelines. The Prospectus, including any Incorporated Document deemed to be a part thereof that has not been superseded or modified, shall not contain any material information regarding the Company that has not been made available by the Company to the public in France.
(c)    (i) At the time of filing the Registration Statement and the ADS Registration Statement and (ii) at the time of the execution of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.
(d)    The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).
(e)    Each issuer free writing prospectus, as of its issue date and as of each Applicable Time, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the ADS Registration Statement or the Prospectus, including any Incorporated Document deemed to be a part thereof that has not been superseded or modified. Each issuer free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433 under the Securities Act (“Rule 433”) or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act.
(f)    The Company has not distributed and, prior to the later to occur of each Settlement Date and completion of the Agent’s distribution of the Placement Shares under this Agreement, will not distribute any offering material in connection with the offering and sale of the Placement Shares other than the Registration Statement, the ADS Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (as defined below).
(g)    The Company is a “foreign private issuer” as defined in Rule 405 under the Securities Act.
(h)    The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The ADSs and the Ordinary Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, the ADSs are listed on Nasdaq and the Ordinary Shares are listed on Euronext, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the ADSs or the Ordinary Shares under the Exchange Act, delisting the ADSs from Nasdaq or delisting the Ordinary Shares from Euronext, nor has the Company received any notification that the Commission, Nasdaq or Euronext is contemplating terminating such registration or listing. The Company is in compliance with the current listing standards of Nasdaq and Euronext.
(i)    No person (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act) has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Placement Shares hereunder, whether as a result of the filing or effectiveness of the Registration Statement or the ADS Registration Statement or the sale of the Placement Shares as contemplated hereby or otherwise. Except for the Agent, there is no broker, finder or other party that is entitled to receive from the Company or its Subsidiary (as defined below) any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.
(j)    The Company has been duly organized and is validly existing as a société anonyme under the laws of the Republic of France, has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the ADS Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or in good standing could not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the condition (financial or otherwise), earnings, results of operations, business, properties, operations, assets, liabilities or prospects of the Company and its Subsidiary, taken as a whole, or on the power and ability of the Company to perform its obligations under this Agreement or the Deposit Agreement or to consummate the transactions contemplated by the Registration Statement, the ADS Registration Statement and the Prospectus, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”). No proceeding of mandat ad hoc, conciliation, sauvegarde, sauvegarde accélérée, redressement judiciaire or liquidation judiciaire is existing with respect to the Company and the Company is not insolvent. The articles of association (statuts) of the Company comply with the requirements of applicable French law and are in full force and effect. Each member of the corporate bodies of the Company has been duly elected or appointed in such capacity and exercises his or her functions in accordance with applicable laws and regulations, and the Company’s articles of association (statuts).
(k)    Innate Pharma, Inc., a Delaware corporation (the “Subsidiary”) is the Company’s sole subsidiary and is not a “significant subsidiary” of the Company (as such term is defined in Rule 1-02(w) of Regulation S-X under the Exchange Act). The Subsidiary has been duly organized and is validly existing in good standing (where such concept exists) under the laws of the jurisdiction of its organization and has full power and authority to acquire, own, lease and operate its properties, and to conduct its business as described in the Registration Statement, the ADS Registration Statement and the Prospectus except to the extent that the failure to be so qualified or in good standing could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(l)    Each of this Agreement and the Deposit Agreement has been duly authorized, executed and delivered by the Company and constitute valid and legally binding agreements of the Company, enforceable against the Company in accordance with their respective terms.
(m)    The share capital of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, the ADS Registration Statement and the Prospectus.
(n)    The Ordinary Shares of the Company outstanding prior to the issuance of the Placement Shares have been duly authorized and are validly issued, fully paid and non-assessable; the holders of such Ordinary Shares are not entitled to preemptive (droit préférentiel de souscription), priority rights (délai de priorité) or other similar rights to subscribe for such shares, except for any such rights as have been effectively waived or complied with; and, except as set forth in the Registration Statement, the ADS Registration Statement and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, Ordinary Shares of or ownership interests in the Company are outstanding.
(o)    The Ordinary Shares underlying the Placement Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered against payment therefor pursuant to this Agreement and the Deposit Agreement, and upon delivery of the depositary certificate (certificat du dépositaire) in accordance with Article L. 225-146 of the French Commercial Code, will be validly issued, fully paid and non-assessable, and the issuance of such Placement Shares will not be subject to any preemptive or similar rights, except as have been waived. The Ordinary Shares may be freely deposited by the Company with the Depositary or its nominee against issuance of American Depositary Receipts (the “ADRs”) evidencing the Placement Shares, as contemplated by the Deposit Agreement.
(p)    Upon due and authorized issuance by the Depositary of ADSs evidenced by ADRs against deposit of the Ordinary Shares in accordance with the provisions of the Deposit Agreement, the Placement Shares will be duly and validly issued and persons in whose names the ADRs are registered will be entitled to the rights specified in the ADRs and in the Deposit Agreement; and upon issuance and sale of the Placement Shares, and payment therefor, pursuant to this Agreement, the Agent or the purchasers thereof, as the case may be, will acquire good, marketable and valid title to such Placement Shares, free and clear of all pledges, liens, security interests, charges, claims or encumbrances of any kind.
(q)    The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement or the Deposit Agreement will not contravene (1) any provision of applicable law, (2) the articles of association (statuts) of the Company or (3) any agreement or other instrument binding upon the Company or its Subsidiary that is material to the Company and its Subsidiary, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or its Subsidiary, except in the case of each of (1) and (3) as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement or the Deposit Agreement, except (i) registration of the Placement Shares under the Securities Act, which has been effected (or, with respect to any Rule 462 Registration Statement, will be effected in accordance herewith), (ii) such as may be required by the securities or Blue Sky laws of the various states of the United States or the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the offer and sale of the Placement Shares, (iii) the approval for the listing of the ADSs on Nasdaq, (iv) the approval by Euronext of the listing of the Placement Shares or (v) those that otherwise have already been obtained or made as of the date of this Agreement, except for such failure to obtain such approval, authorization, consent or order or to make such filing as would not reasonably be expected to have a Material Adverse Effect.
(r)    There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiary, taken as a whole, from that set forth in the Registration Statement, the ADS Registration Statement and the Prospectus.
(s)    There are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending or, to the knowledge of the Company, threatened to which the Company or its Subsidiary is a party or to which any of the properties of the

Company or its Subsidiary is subject (i) other than Actions accurately described in all material respects in the Registration Statement, the ADS Registration Statement and the Prospectus and Actions that would not reasonably be expected to have a Material Adverse Effect, or (i) that are required to be described in the Registration Statement, the ADS Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents to which the Company is subject or by which the Company is bound that are required to be described in the Registration Statement, the ADS Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, the ADS Registration Statement and the Prospectus that are not described or filed as required.
(t)    To the best of the Company’s knowledge, there are no conventions réglementées under Article L. 225-86 et seq. of the French Commercial Code, to be described in the Registration Statement, the ADS Registration Statement or the Prospectus that have not been described as required.
(u)    The Company has complied and complies in all material respect with all applicable rules relating to market abuse (including insider trading) and has taken reasonable measures and has reasonable procedures in place in order to ensure such compliance, and none of the allotment of the Placement Shares, the sale of the Placement Shares and the consummation of the transactions contemplated by this Agreement will constitute a violation by the Company of any applicable “insider dealing,” “insider trading” or similar legislation and, to the Company’s knowledge, no person acting on its behalf has done any act or engaged in any course of conduct constituting such violation.
(v)    The Company is not, and after giving effect to the offering and sale of the Placement Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder and will not result in the Company being in non-compliance of any applicable laws, rules and regulations with respect to the administration of foreign exchange or overseas investment in France.
(w)    The Company and its Subsidiary (i) are in compliance with any and all applicable U.S. federal, state and local and non-U.S. laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(x)    There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(y)    There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act (or the equivalent thereof in non-U.S. jurisdictions) with respect to any securities of the Company or to require the Company to include such securities with the Placement Shares registered pursuant to the Registration Statement.

(z)    (i) None of the Company, its Subsidiary or their controlled affiliates, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent or representative of the Company, its Subsidiary or any of their controlled affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Company, its Subsidiary and their controlled affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have not violated and are not in violation of applicable anti-corruption laws, including but not limited to the Foreign Corrupt Practices Act of 1977, as amended, and any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions; (iii) the Company, its Subsidiary and their controlled affiliates have not committed an offence under the Bribery Act 2010 of the United Kingdom, 433-1 and 433-2, 433-25, 435-2 et seq. and 445-1 et seq. of the French Criminal Code, or any applicable anti-corruption laws, rules, or regulations of the European Union or any other jurisdiction in which the Company and its Subsidiary conduct business; (iv) the Company has instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein and (v) neither the Company nor its Subsidiary will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.
(aa)    The operations of the Company and its Subsidiary are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering or terrorism financing statutes of jurisdictions where the Company and its Subsidiary conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency, including but not limited to, the Cellule française de lutte contre le blanchiment de capitaux et le financement du terrorisme (“TRACFIN”) and the Office central pour la répression de la grande délinquance financière (“OCRGDF”) (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its Subsidiary with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
(bb)    (a) None of the Company, its Subsidiary, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent, affiliate or representative of the Company or its Subsidiary, is an individual or entity (“Person”) that is, or is 50% or more owned or otherwise controlled by one or more Persons that are:
(i)    the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, any French government agency or other relevant sanctions authority (collectively, “Sanctions”), or

(ii)    located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Syria, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and any other Covered Region of Ukraine identified pursuant to Executive Order 14065) (“Sanctioned Countries”).
(b)    The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to its Subsidiary, any joint venture partner or other Person:
(i)    to fund or facilitate any activities or business of or with any Person that, at the time of such funding or facilitation, is the subject of Sanctions or with a Sanctioned Country; or
(ii)    in any other manner that will result in a violation of Sanctions by any Person participating in the offering, whether as underwriter, advisor, investor or otherwise.
(c)    For the past five years, the Company and its Subsidiary have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, that at the time of the dealing or transaction is or was the subject of Sanctions or with a Sanctioned Country.
(cc)    None of the Company, its Subsidiary, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent, affiliate or representative of the Company or its Subsidiary is currently the subject of any inquiry conducted by, or declaration issued by, TRACFIN or OCRGDF and the Company will not directly or indirectly use the proceeds of the transaction contemplated hereby, or lend, contribute or otherwise make available such proceeds to its Subsidiary, any joint venture partner, collaboration partner or other Person for the purpose of financing the activities of any Person currently the subject of any inquiry conducted by or declaration issued by TRACFIN or the OCRGDF.
(dd)    Neither the Company nor its Subsidiary has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any unlawful stabilization or manipulation of the price of the Placement Shares. Neither the Company nor its Subsidiary, nor any person acting on the Company’s or its Subsidiary’s behalf will take, directly or indirectly, any action designed to cause or to result in, or that has constituted or that might reasonably be expected to cause or result in, the stabilization of the Placement Shares in violation of applicable European Union or French laws or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placement Shares. Neither of the Company nor its Subsidiary has taken or omitted to take any action nor will take any action or omit to take any action which may result in the loss by the Agent of the ability to rely on any stabilization safe harbour provided under the Commission Delegated Regulation (EU) No. 2016/1052 of 8 March 2016 supplementing Regulation (EU) No 596/2014 of the European Parliament and of the Council of 16 April 2014 on market abuse with regard to regulatory technical standards for the conditions applicable to buy-back programs and stabilization measures.
(ee)    Subsequent to the respective dates as of which information is given in each of the Registration Statement, the ADS Registration Statement and the Prospectus, (i) the Company and its Subsidiary have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its Subsidiary, except in each case as described in each of the Registration Statement, the ADS Registration Statement and the Prospectus, respectively.
(ff)    The Company and its Subsidiary have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiary, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, the ADS Registration Statement and the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiary; and any real property and buildings held under lease by the Company and its Subsidiary are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiary, or would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, in each case except as described in the Registration Statement, the ADS Registration Statement and the Prospectus and, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws relating to creditor’s rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.
(gg)    Except as described in the Registration Statement, the ADS Registration Statement and the Prospectus, the Company and its Subsidiary own or possess, or can promptly acquire on commercially reasonable terms, adequate rights to use all patents, trademarks, service marks, trade names, domain names and other source identifiers, copyrights, licenses, technology and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and all other similar intellectual property or proprietary rights (including all registrations and applications for registration of, and all goodwill associated with, the foregoing) (collectively, “Intellectual Property”), in each case used in, held for use in, or necessary for the conduct of their respective businesses as currently conducted and as currently proposed to be conducted in the Registration Statement, the ADS Registration Statement and the Prospectus, except for such failure to own or obtain such licenses or other rights as would not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect. Except as would not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect, (i) to the knowledge of the Company, the conduct of the business of the Company and its Subsidiary has not conflicted with, infringed, misappropriated or otherwise violated, and the manufacture and sale of any of the products or product candidates described in the Registration Statement, the ADS Registration Statement and the Prospectus will not conflict with, infringe, misappropriate or otherwise violate, any Intellectual Property of any third party; (ii) there is no claim, action, suit, investigation or proceeding pending against, or, to the knowledge of the Company, threatened against or affecting, the Company or its Subsidiary (x) challenging the validity, enforceability or scope of, or any rights of the Company or its Subsidiary in, any Intellectual Property owned by or licensed to the Company or its Subsidiary or (y) alleging that the Company or its Subsidiary has infringed, misappropriated or otherwise violated any Intellectual Property of any third party; (iii) none of the Intellectual Property owned by or exclusively licensed to the Company and its Subsidiary has been adjudged invalid or unenforceable in whole or part, and, to the knowledge of the Company, all such Intellectual Property is valid and enforceable and has not been infringed, misappropriated or otherwise violated by any third party; (iv) the Company and its Subsidiary have at all times taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all material Intellectual Property, the value of which to the Company or its Subsidiary is contingent upon maintaining the confidentiality thereof; and (v) the Company and its Subsidiary, and to the knowledge of the Company, counsel for the Company or its Subsidiary or any of their respective licensors, have complied with the duty of candor and good faith, as required by the United States Patent and Trademark Office and all foreign offices having similar requirements, with respect to the prosecution of the patents and patent applications owned by or licensed to the Company or its Subsidiary.
(hh)    No material labor dispute with the employees of the Company or its Subsidiary exists, except as described in the Registration Statement, the ADS Registration Statement and the Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would not reasonably be expected to have a Material Adverse Effect. The Company is in compliance in all material respects with the labor and employment laws and collective bargaining agreements and extension orders applicable to it and its Subsidiary’s employees.
(ii)    The Company and its Subsidiary are insured by reputable insurers against such losses and risks and in such amounts as are, in the reasonable judgment of the Company, prudent and customary for companies of comparable size in the businesses in which they are engaged; and neither the Company nor its Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, except as described in the Registration Statement, the ADS Registration Statement and the Prospectus.
(jj)    The Company and its Subsidiary possess, and is in compliance with the terms of, all applications, certificates, approvals, clearances, registrations, exemptions, franchises, licenses, permits, consents and other authorizations necessary to conduct their respective businesses (collectively, “Licenses”), issued by, and have made all declarations and filings with, the appropriate U.S. federal, state, local or non-U.S. regulatory authorities necessary to conduct their respective businesses, including, without limitation, the U.S. Food and Drug Administration (“FDA”), the European Medicines Agency, the Agence Nationale de Sécurité du Médicament et des Produits de Santé or any other governmental or regulatory authority to which they are subject (collectively, the “Regulatory Authorities”), other than for such instances of non-compliance which would not reasonably be expected to result in a Material Adverse Effect. All Licenses are in full force and effect and neither the Company nor its Subsidiary is in violation of any term or conditions of any License other than for such violations which would not reasonably be expected to result in a Material Adverse Effect. Each of the Company and its Subsidiary has materially fulfilled and performed all of its respective obligations with respect to the Licenses and, to the Company’s knowledge, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any License. Neither the Company nor its Subsidiary has received any written notice of proceedings relating to the revocation or modification of any Licenses and no Regulatory Authority has taken any action to limit, suspend or revoke any License possessed by the Company.
(kk)    The Company and its Subsidiary and its and their respective directors, officers and employees, and to the Company’s knowledge, its and their respective agents, affiliates and representatives, are, and at all times have been, in compliance with (i) all statutes, rules and regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, storage, import, export or disposal of any product manufactured or distributed by the Company or its Subsidiary and (ii) all Health Care Laws (defined herein), including, but not limited to, the rules and regulations of the Regulatory Authorities, the U.S. Department of Health and Human Services Office of Inspector General, the Centers for Medicare & Medicaid Services, the Office for Civil Rights, the U.S.

Department of Justice and any other governmental agency or body having jurisdiction over the Company or any of its properties, and has not engaged in any activities which are, as applicable, cause for false claims liability, civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid, or any other U.S. federal, state or local or non-U.S. health care program, other than for such instances of non-compliance which would not reasonably be expected to result in a Material Adverse Effect. For purposes of this Agreement, “Health Care Laws” shall mean the U.S. federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the criminal False Claims Act (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286, 287, 1347 and 1349, and the health care fraud criminal provisions under the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. §§ 1320d et seq.) (“HIPAA”), the exclusion laws (42 U.S.C. § 1320a-7), the civil monetary penalties law (42 U.S.C. § 1320a-7a), HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. §§ 17921 et seq.), the U.S. Federal Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), Medicaid Drug Rebate Program (42 U.S.C. § 1396r-8), Medicare average sales price reporting (42 U.S.C. § 1395w-3a), the Public Health Service Act (42 U.S.C. § 256b), the VA Federal Supply Schedule (38 U.S.C § 8126) or the rules and regulations of any other U.S. federal, state or local or non-U.S. governmental or regulatory body or authority. Neither the Company nor its Subsidiary is a party to or has any ongoing reporting obligations pursuant to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, plan of correction or similar agreement imposed by any governmental authority. Neither the Company nor its Subsidiary has received any notification, correspondence or any other written communication, including, without limitation, any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from any of the Regulatory Authorities or any similar regulatory authority, or any notification of any pending or, to the company’s knowledge, threatened claim, suit, proceeding, hearing, enforcement, investigation, arbitration or other action, from any governmental authority of non-compliance by, or liability of, the Company or its Subsidiary under any Health Care Laws.
(ll)    The pre-clinical studies and clinical trials conducted by or, to the knowledge of the Company, on behalf of or sponsored by the Company or its Subsidiary, or in which the Company or its Subsidiary have participated or which involve the Company’s product candidates, with respect to the Company’s product candidates, including but not limited to any such studies or trials that are described in the Registration Statement, the ADS Registration Statement and the Prospectus, or the results of which are referred to in the Registration Statement, the ADS Registration Statement and the Prospectus, as applicable (collectively, “Company Trials”), were, and if still ongoing are, being conducted in all material respects in accordance with standard medical and scientific research standards and all applicable statutes and all applicable rules and regulations of the Regulatory Authorities and Good Clinical Practices and Good Laboratory Practices of such Regulatory Authorities, except in each case where the failure to so conduct would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; the descriptions in the Registration Statement, the ADS Registration Statement and the Prospectus of the results of such studies and trials are accurate descriptions in all material respects and fairly present the data derived therefrom; the Company has no knowledge of any other studies or trials not described in the Registration Statement, the ADS Registration Statement and the Prospectus, the results of which call into question the results described or referred to in the Registration Statement, the ADS Registration Statement and the Prospectus; and neither the Company nor its Subsidiary has received any written notices, correspondence or other communications from the Regulatory Authorities or any other governmental agency requiring or threatening the termination, material modification or suspension of any

Company Trials, other than ordinary course communications with respect to modifications in connection with the design and implementation of such trials.
(mm)    The Company and its Subsidiary have made all required filings, reports or submissions with the Regulatory Authorities with respect to the Company’s product candidates that are described or referred to in the Registration Statement, the ADS Registration Statement and the Prospectus, except where the failure to do so, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; all such filings, reports or submissions were in material compliance with applicable laws when filed, except where the failure to comply, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and except as described in the Registration Statement, the ADS Registration Statement and the Prospectus, and no deficiencies regarding compliance with applicable law have been asserted by any applicable Regulatory Authority with respect to any such filings, reports or submissions.
(nn)    The financial statements included or incorporated by reference in the Registration Statement, together with the related schedules and notes thereto, present fairly the consolidated financial position of the Company and its Subsidiary as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Registration Statement, such financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”), as adopted by the International Accounting Standards Board, applied on a consistent basis throughout the periods covered thereby, and the schedules included in the Registration Statement present fairly the information required to be stated therein.
(oo)    Deloitte & Associés, who has certified certain financial statements of the Company and its Subsidiary, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the U.S. Public Company Accounting Oversight Board. Deloitte & Associés is an independent statutory auditor with respect to the Company as required by the AMF General Regulation and under the professional rules of the “Compagnie Nationale des Commissaires aux Comptes.”
(pp)    The Company and its Subsidiary maintains a system of internal accounting controls that is designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS, as adopted by the International Accounting Standards Board, and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
(qq)    The Company and its Subsidiary have filed all U.S. federal, state, local and non-U.S. tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not reasonably be expected to have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by IFRS have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or its Subsidiary which has had (nor does the Company nor its Subsidiary have any notice or knowledge of any tax deficiency which would reasonably be expected to be determined adversely to the Company or its Subsidiary and which would reasonably be expected to have) a Material Adverse Effect.
(rr)    Neither the Company nor its Subsidiary have any securities that are rated by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.
(ss)    Neither the Company nor its Subsidiary nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the Republic of France or the State of Delaware, respectively.
(tt)    Except as described in the Registration Statement, the ADS Registration Statement or the Prospectus, no stamp, documentary, issuance, registration, transfer or other similar taxes or duties are payable by or on behalf of the Agent, the Company or its Subsidiary in the Republic of France, the State of Delaware or to any taxing authority thereof or therein in connection with (i) the execution, delivery or consummation of this Agreement, (ii) the creation, allotment and issuance of the Placement Shares by the Company, (iii) the sale and delivery of the Placement Shares by the Company to the Agent or purchasers procured by the Agent, or (iv) the resale and delivery of the Placement Shares by the Agent in the manner contemplated herein (in each case provided that no deed evidencing the sale of the Placement Shares is executed in France).
(uu)    Each of this Agreement and the Deposit Agreement is in proper form to be enforceable against the Company in the Republic of France in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability; to ensure the legality, validity, enforceability or admissibility into evidence in the Republic of France of this Agreement or the Deposit Agreement, it is not necessary that this Agreement or the Deposit Agreement be filed or recorded with any court or other authority in the Republic of France (other than court filings in the normal course of proceedings) or that any documentary, stamp, registration tax or duty or other similar taxes or duties (other than nominal duty if this Agreement or the Deposit Agreement is voluntarily registered with the French tax authorities) in the Republic of France be paid on or in respect of this Agreement or the Deposit Agreement or any other documents to be furnished hereunder; provided that, as a general rule, any document in a language other than French must be translated into French by an official sworn translator if it is to be submitted as evidence in any action or proceedings before a French court or public body or used for any purpose (including registration) with public bodies.
(vv)    The courts of the Republic of France recognize and give effect to the choice of law provisions set forth in Section 14 hereof; provided, that (a) the application of New York law is not found to be contrary to (i) the French public policy rules (ordre public ou lois de police) or (ii) rules of public policy (lois de police) of any other law which is claimed by a party to apply to the extent that the French court holds that such law is the law of the country where the obligations arising out of this Agreement have to be, or have been, performed, in so far as those rules of public order or public policy render the performance of this Agreement unlawful and (b) the parties to this Agreement did not, by such choice, fraudulently avoid the application of another law.

(ww)    No holder of any of the Placement Shares after the consummation of the transactions contemplated by this Agreement or the Deposit Agreement is or will be subject to any personal liability in respect of any liability of the Company by virtue only of its holding of any such Placement Shares; and, except as set forth in the Registration Statement, the ADS Registration Statement and the Prospectus, there are no material limitations on the rights of holders of the Placement Shares who are not French residents to hold, vote or transfer their securities.
(xx)     Any waiver, relief, concession or preferential treatment relating to taxes granted to the Company or its Subsidiary by any French taxing authority is valid and in full force and effect.
(yy)    This Agreement is in proper form under the laws of the Republic of France for the enforcement thereof against the Company, and to ensure the legality, validity, enforceability or admissibility into evidence in the Republic of France of this Agreement, provided that, as a general rule, any document in a language other than French must be translated into French by an official sworn translator if it is to be submitted as evidence in any action or proceedings before a French court or public body or used for any purpose (including registration) with public bodies.
(zz)    The courts of the Republic of France would recognize as a valid judgment any final monetary judgment obtained against the Company in the courts of the State of New York.
(aaa)    Based on reasonable assumptions, the Company does not believe it was a “passive foreign investment company” for U.S. federal income tax purposes for its taxable year ending December 31, 2021.
(bbb)    (i)(x) Except as disclosed in the Registration Statement, the ADS Registration Statement and the Prospectus, and except as would not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect, there has been no security breach or other compromise of any of the Company’s and its Subsidiary’s information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers and vendors and any third party data maintained by or on behalf of the Company or its Subsidiary), equipment or technology (collectively, “IT Systems and Data”) and (y) each of the Company and its Subsidiary has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to its IT Systems and Data; (ii) each of the Company and its Subsidiary is presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) each of the Company and its Subsidiary has implemented backup and disaster recovery technology consistent with generally accepted standards and practices for companies in the same industry and in a similar stage of development.
(ccc)    The Company acknowledges and agrees that the Agent may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell Ordinary Shares and ADSs for its own account while this Agreement is in effect; provided, that (i) no such purchase or sales shall take place while a Placement Notice is in effect (except to the extent the Agent may engage in sales of Placement Shares purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity) and (ii) the Company shall not be deemed to have authorized or consented to any such purchases or sales by the Agent, except as may be otherwise agreed by the Company and the Agent.

(ddd)    The Company is not a party to any agreement with an agent or underwriter for any other “at the market” or continuous equity transaction.
(eee)    The Company is not required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act and does not, directly or indirectly through one or more intermediaries, control or have any other association with (within the meaning of Article I of the By-laws of FINRA) any member firm of FINRA. No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers or shareholders of the Company, on the other hand, which is required by the rules of FINRA to be described in the Registration Statement and the Prospectus, which is not so described. All of the information (including, but not limited to, information regarding affiliations, security ownership and trading activity) provided to the Agent or its counsel by the Company, its officers and directors and the holders of any securities (debt or equity) or warrants, options or rights to acquire any securities of the Company in connection with the filing to be made and other supplemental information to be provided to FINRA pursuant to FINRA Rule 5110 in connection with the transactions contemplated by this Agreement is true, complete and correct.
(fff)    Neither the issuance, sale and delivery of the Placement Shares nor the application of the proceeds thereof by the Company as described in the Registration Statement and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.
(ggg)    The total number of Placement Shares issued pursuant to this Agreement over a 12-month rolling period represents, once issued and together with all the other Ordinary Shares which have been admitted to trading on the regulated market of Euronext over the same 12 month period on the basis of Article 1 paragraph 5.a) of the Regulation (EU) 2017/1129 of June 14, 2017, less than 20% of the total number of Ordinary Shares admitted to trading on Euronext on the date the admission to trading of the Placement Shares is requested and no prospectus is required for such admission to trading in France.
Any certificate signed by any officer of the Company and delivered to the Agent or its counsel in connection with the offering of the Placement Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Agent.
7.    Covenants of the Company. The Company covenants and agrees with the Agent that:
(a)    Registration Statement Amendments. After the date of this Agreement and during any period in which the Prospectus relating to any Placement Shares is required to be delivered by the Agent under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or a similar rule); (i) the Company will notify the Agent promptly of the time when any subsequent amendment to the Registration Statement or ADS Registration Statement, other than Incorporated Documents, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus, other than Incorporated Documents, has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement, ADS Registration Statement or Prospectus or for additional information (in each case, insofar as it relates to the transactions contemplated hereby); (ii) the Company will prepare and file with the Commission, promptly upon the Agent’s request, any amendments or supplements to the Registration Statement, ADS Registration Statement or Prospectus that, in the Agent’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Shares by the Agent (provided, however, that the failure of the Agent to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the

Company in this Agreement and provided, further, that the only remedy the Agent shall have with respect to the failure by the Company to make such filing (but without limiting the Agent’s rights under Section 9 hereof) will be to cease making sales under this Agreement until such amendment or supplement is filed); (iii) the Company will not file any amendment or supplement to the Registration Statement, ADS Registration Statement or Prospectus, other than Incorporated Documents, relating to the offering of the Placement Shares unless a copy thereof has been submitted to the Agent within a reasonable period of time before the filing and the Agent has not reasonably objected thereto (provided, however, that the failure of the Agent to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company in this Agreement and provided, further, that the only remedy the Agent shall have with respect to the Company’s making such filing notwithstanding the Agent’s objection (but without limiting the Agent’s rights under Section 9 hereof) will be to cease making sales under this Agreement) and the Company will furnish to the Agent at the time of filing thereof a copy of any Incorporated Document, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than Incorporated Documents, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act and, in the case of any Incorporated Document, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed (the determination to file or not file any amendment or supplement with the Commission under this Section 7(a), based on the Company’s reasonable opinion or reasonable objections, shall be made exclusively by the Company).
(b)    Notice of Commission Stop Orders. The Company will advise the Agent, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or ADS Registration Statement, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. The Company will advise the Agent promptly after it receives any request by the Commission for any amendments to the Registration Statement, ADS Registration Statement or any amendment or supplements to the Prospectus or for additional information related to the offering of the Placement Shares or for additional information related to the Registration Statement, ADS Registration Statement or the Prospectus.
(c)    Delivery of Prospectus; Subsequent Changes. During any period in which the Prospectus relating to the Placement Shares is required to be delivered by the Agent under the Securities Act with respect to the offer and sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or a similar rule), the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and will file on or before their respective due dates (taking into account any extensions available under the Exchange Act) all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement, ADS Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify the Agent to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement, ADS Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance. If the

Company has omitted any information from the Registration Statement or ADS Registration Statement pursuant to Rule 430B under the Securities Act, it will use its reasonable best efforts to comply with the provisions thereof and make all requisite filings with the Commission pursuant to said Rule 430B and to notify the Agent promptly of all such filings if not available on EDGAR.
(d)    Listing of Placement Shares. During any period in which the Prospectus relating to the Placement Shares is required to be delivered by the Agent under the Securities Act with respect to the offer and sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or a similar rule), the Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on Nasdaq and the Underlying Ordinary Shares with respect to such Placement Shares to be listed on Euronext. The Company will timely file with Nasdaq all material documents and notices required by Nasdaq of companies that have or will issue securities that are traded on Nasdaq. The Company will timely file with Euronext all material documents and notices required by Euronext of companies that have or will issue securities that are traded on Euronext.
(e)    Delivery of Registration Statement, ADS Registration Statement and Prospectus. The Company will furnish to the Agent and its counsel (at the expense of the Company) copies of the Registration Statement, ADS Registration Statement, the Prospectus (including all Incorporated Documents) and all amendments and supplements to the Registration Statement, ADS Registration Statement or Prospectus that are filed with the Commission during any period in which the Prospectus relating to the Placement Shares is required to be delivered under the Securities Act (including all Incorporated Documents filed with the Commission during such period), in each case as soon as reasonably practicable and in such quantities as the Agent may from time to time reasonably request and, at the Agent’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Agent to the extent such document is available on EDGAR.
(f)    Earnings Statement. The Company will make generally available to its security holders and to the Agent as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) of and Rule 158 under the Securities Act; provided that the Company will be deemed to have furnished such statement to its security holders and the Agent to the extent such statement has been filed on EDGAR.
(g)    Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated in accordance with the provisions of Section 11 hereunder, will pay all expenses incident to the performance of its obligations hereunder, including expenses relating to (i) the preparation, printing and filing of the Registration Statement, ADS Registration Statement and each amendment and supplement thereto, of the Prospectus and of each amendment and supplement thereto and of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Shares, (ii) the preparation, issuance, sale and delivery of the Placement Shares and any taxes due or payable in connection therewith, (iii) the qualification of the Placement Shares under securities laws in accordance with the provisions of Section 7(w) of this Agreement, including filing fees (provided, however, that any fees or disbursements of counsel for the Agent in connection therewith shall be paid by the Agent except as set forth in clauses (vii) and (viii) below), (iv) the printing and delivery to the Agent and its counsel of copies of the Prospectus and any amendments or supplements thereto, and of this Agreement, (v) the fees and expenses incurred in connection with the listing or qualification of the Placement Shares for trading on Nasdaq, (vi) the filing fees and expenses, if any, owed to the Commission or FINRA and the fees and expenses of any transfer agent or registrar for the Placement Shares, (vii) the fees and associated expenses of the Agent’s outside legal counsel for filings with the FINRA Corporate Financing Department in an amount not to exceed $15,000 (excluding FINRA filing fees referred to in clause (vi) above and in addition to the fees and disbursements referred to in clause (viii) below), and (viii) the reasonable fees and disbursements of the Agent’s outside legal counsel (A) in an amount not to exceed $125,000 arising out of executing this Agreement and the Company’s delivery of the initial certificate pursuant to Section 7(m) and (B) in an amount not to exceed $25,000 in connection with each Representation Date (as defined below) on which the Company is required to provide a certificate pursuant to Section 7(m) (in addition to the fees and associated expenses referred to in clause (vii) above).
(h)    Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”
(i)    Notice of Other Sales. Without the prior written consent of the Agent, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Ordinary Shares or ADSs (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable or exercisable for Ordinary Shares, ADSs, warrants or any rights to purchase or acquire Ordinary Shares or ADSs during the period beginning on the third Trading Day immediately prior to the date on which any Placement Notice is delivered to Agent hereunder and ending on the second Trading Day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice (or, if the Placement Notice has been terminated or suspended prior to the sale of all Placement Shares covered by a Placement Notice, the date of such suspension or termination); and will not directly or indirectly in any other “at the market offering” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Ordinary Shares or ADSs (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable or exercisable for Ordinary Shares, ADSs, warrants or any rights to purchase or acquire, Ordinary Shares or ADSs prior to the later of the termination of this Agreement and the sixtieth day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice; provided, however, that such restrictions will not be required in connection with the Company’s issuance or sale of (i) Ordinary Shares, ADSs, options to purchase Ordinary Shares, options to purchase ADSs, warrants, including share warrants (BSA) or free shares (actions gratuites) other securities under the Company’s existing equity incentive plans, or Ordinary Shares or ADSs issuable upon the exercise of options or vesting of other securities, pursuant to any employee or director stock option or benefits plan, stock ownership plan or dividend reinvestment plan of the Company whether now in effect or hereafter implemented, (ii) Ordinary Shares or ADSs issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding, and disclosed in filings by the Company available on EDGAR or otherwise made available to the Agent, (iii) Ordinary Shares or ADSs or securities convertible into or exchangeable for Ordinary Shares or ADSs as consideration for mergers, acquisitions, joint ventures, collaborations, licensing agreement, other business combinations or strategic alliances occurring after the date of this Agreement which are not issued for capital raising purposes and (iv) modification of any outstanding options, warrants of any rights to purchase or acquire Ordinary Shares or ADSs.
(j)    Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Shares, advise the Agent promptly after it shall have received notice or obtained knowledge of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided or required to be provided to the Agent pursuant to this Agreement.
(k)    Due Diligence Cooperation. During the term of this Agreement, the Company will cooperate with any reasonable due diligence review conducted by the Agent, its affiliates agents and counsel from time to time in connection with the transactions contemplated hereby, including providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as the Agent may reasonably request.
(l)    Required Filings Relating to Placement of Placement Shares. The Company agrees that on or prior to such dates as the Securities Act shall require with respect to the Placement Shares, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act, which prospectus supplement will set forth, within the relevant period, the number or amount of Placement Shares sold through the Agent, the Net Proceeds to the Company and the compensation payable by the Company to the Agent with respect to such Placement Shares, and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market; provided, that, unless a prospectus supplement containing such information is required to be filed under the Securities Act, the requirement of this Section 7(l) may be satisfied by Company’s inclusion in the Company’s Form 20-F, of the number or amount of Placement Shares sold through the Agent, the Net Proceeds to the Company and the compensation payable by the Company to the Agent with respect to such Placement Shares during the relevant period.
(m)    Representation Dates; Certificate. On or prior to the date on which the Company first delivers a Placement Notice pursuant to this Agreement (the “First Placement Notice Date”) and each time the Company:
(i)    amends or supplements the Registration Statement, ADS Registration Statement or the Prospectus (other than a (x) prospectus supplement filed in accordance with Section 7(l) of this Agreement or (y) a prospectus supplement relating solely to an offering of securities other than the Placement Shares) by means of a post-effective amendment, sticker or supplement but not by means of incorporation of document(s) by reference into the Registration Statement, ADS Registration Statement or the Prospectus;
(ii)    files an annual report on Form 20-F under the Exchange Act (including any Form 20-F/A containing amended financial information or a material amendment to the previously filed Form 20-F);
(iii)    files a report on Form 6-K containing quarterly or half-year financial information (including any Form 6-K/A containing amended financial information or a material amendment to the previously filed report on Form 6-K containing quarterly or half-year financial information) under the Exchange Act; or
(iv)    files a current report on Form 6-K containing amended financial information that is material to the offering of securities of the Company in the Agent’s reasonable discretion (each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date”), the Company shall furnish the Agent (but in the case of clause (iv) above only if (1) a Placement Notice is pending or in effect and (2) the Agent requests such certificate within three Business Days after the filing of such Form 6-K with the Commission) with a certificate, in the form attached hereto as Exhibit 7(m) (modified, as necessary, to relate to the Registration Statement, ADS Registration Statement and the Prospectus as then amended or supplemented), within two Trading Days of any Representation Date. The requirement to provide a certificate under this Section 7(m) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending or in effect or if a suspension is in effect with respect to any Placement Notice, which waiver shall continue until the earlier to occur of (1) the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and (2) the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date on which the Company relied on the waiver referred to in the previous sentence and did not provide the Agent with a certificate under this Section 7(m), then before the Company delivers a Placement Notice or the Agent sells any Placement Shares pursuant thereto, the Company shall provide the Agent with a certificate, in the form attached hereto as Exhibit 7(m), dated the date of such Placement Notice. Within two Trading Days of each Representation Date, the Company shall have furnished to the Agent such further information, certificates and documents as the Agent may reasonably request.
(n)    Legal Opinions. On or prior to the date of the First Placement Notice Date and on any date which the Company is obligated to deliver a certificate pursuant to Section 7(m) for which no suspension or waiver is applicable, the Company shall cause to be furnished to the Agent the written opinion and negative assurance letter of Cooley LLP, counsel to the Company, and the written legal opinion of Linklaters LLP, French counsel for the Company or such other counsel satisfactory to the Agent (“Company Counsel”), in form and substance satisfactory to the Agent and its counsel, dated the date that the opinion and negative assurance letter are required to be delivered, modified, as necessary, to relate to the Registration Statement, ADS Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinion and negative assurance letter for subsequent Representation Dates, Company Counsel may furnish the Agent with a letter to the effect that the Agent may rely on a prior opinion or negative assurance letter delivered by such counsel under this Section 7(n) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion or negative assurance letter shall be deemed to relate to the Registration Statement, ADS Registration Statement and the Prospectus as amended or supplemented at such Representation Date).
(o)    Intellectual Property Opinion. On or prior to the date of the First Placement Notice Date and on any date which the Company is obligated to deliver a certificate pursuant to Section 7(m) for which no suspension or waiver is applicable, the Company shall cause to be furnished to the Agent the written opinion of Saliwanchik, Lloyd & Eisenschenk, Becker & Associés and Nederlandsch Octrooibureau B.V. B.A., counsel for the Company with respect to intellectual property matters, or such other intellectual property counsel satisfactory to the Agent (“Intellectual Property Counsel”), in form and substance satisfactory to the Agent and its counsel, dated the date that the opinion letter is required to be delivered, modified, as necessary, to relate to the Registration Statement, ADS Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such written opinion for subsequent Representation Dates, Intellectual Property Counsel may furnish the Agent with a letter to the effect that the Agent may rely on a prior opinion letter delivered by such counsel under this Section 7(o) to the same extent as if it were dated the date of such opinion letter (except that statements in such prior opinion letter shall be deemed to relate to the Registration Statement, ADS Registration Statement and the Prospectus as amended or supplemented at such Representation Date).
(p)    Comfort Letter and CFO Certificate. On or prior to the date of the First Placement Notice Date and on any date which the Company is obligated to deliver a certificate pursuant to Section 7(m) for which no waiver is applicable, the Company shall cause its independent registered public accounting firm

(and any other independent accountants whose report is included in the Registration Statement, ADS Registration Statement or the Prospectus) to furnish the Agent letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, which shall meet the requirements set forth in this Section 7(p); provided, that if requested by the Agent, the Company shall cause a Comfort Letter to be furnished to the Agent within 10 Trading Days of the filing of a report on Form 6-K containing material pro forma, amended or revised financial statements (including any restatement of previously issued financial statements) relating to the occurrence of any material transaction or event that necessitates such filing. Each Comfort Letter shall be in form and substance satisfactory to the Agent and each Comfort Letter from the Company’s independent registered public accounting firm shall (i) confirm that they are an independent registered public accounting firm within the meaning of the Securities Act and the PCAOB, (ii) state, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) update the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement, ADS Registration Statement and the Prospectus, as amended and supplemented to the date of such letter. The Company shall be required to furnish no more than one comfort letter hereunder per each filing of an annual report on Form 20-F or a report on Form 6-K containing quarterly or half-year financial information. In addition, in certain cases, the Agent may request a certificate of the Chief Financial Officer of the Company with respect to certain financial data providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Agent.
(q)    Market Activities. The Company will not, directly or indirectly, and will cause its officers, directors and Subsidiaries not to (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Ordinary Shares or (ii) sell, bid for, or purchase Ordinary Shares in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Placement Shares other than the Agent; provided, however, that the Company may bid for and purchase Ordinary Shares in accordance with Rule 10b-18 under the Exchange Act.
(r)    Insurance. The Company and its Subsidiary shall maintain, or cause to be maintained, insurance in such amounts and covering such risks as is reasonable and customary for the business for which it is engaged.
(s)    Compliance with Laws. The Company and its Subsidiary shall maintain, or cause to be maintained, all material environmental certificates, authorizations or permits required by federal, state and local law in order to conduct their businesses as described in the Prospectus (collectively, “Permits”), and the Company and its Subsidiary shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such Permits and with applicable Environmental Laws, except where the failure to maintain or be in compliance with such Permits could not reasonably be expected to result in a Material Adverse Effect.
(t)    Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor its Subsidiary will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act.
(u)    Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the sales of, or dealings in, the Placement Shares as contemplated by the provisions hereof and the Prospectus.
(v)    No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance by the Company and the Agent, neither the Agent nor the Company (including its agents and representatives, other than the Agent in its capacity as agent) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Shares hereunder.
(w)    Blue Sky and Other Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Agent, to qualify the Placement Shares for offering and sale, or to obtain an exemption for the Placement Shares to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Agent may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Placement Shares (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Placement Shares have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement Shares (but in no event for less than one year from the date of this Agreement).
(x)    Sarbanes-Oxley Act. The Company will maintain and keep accurate books and records reflecting its assets and maintain internal accounting controls in a manner designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS and including those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of the Company’s financial statements in accordance with IFRS, (iii) that receipts and expenditures of the Company are being made only in accordance with management’s and the Company’s directors’ authorization, and (iv) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements. The Company will maintain such controls and other procedures, including, without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, and the applicable regulations thereunder that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to ensure that material information relating to the Company is made known to it by others within the Company, particularly during the period in which such periodic reports are being prepared.

(y)    Emerging Growth Company. The Company will promptly notify the Agent if the company ceases to be an Emerging Growth Company at any time prior to the completion of the Agent’s distribution of the Placement Shares pursuant to this Agreement.
(z)    Renewal of Registration Statement. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Date”), any of the Placement Shares remain unsold and this Agreement has not been terminated, the Company will, prior to the Renewal Date, file a new shelf registration statement or, if applicable, an automatic shelf registration statement relating to the Ordinary Shares that may be offered and sold pursuant to this Agreement (which shall include a prospectus reflecting the number or amount of Placement Shares that may be offered and sold pursuant to this Agreement), in a form satisfactory to the Agent and its counsel, and, if such registration statement is not an automatic shelf registration statement, will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Date. The Company will take all other reasonable actions necessary or appropriate to permit the public offer and sale of the Placement Shares to continue as contemplated in the expired registration statement and this Agreement. From and after the effective date thereof, references herein to the “Registration Statement” shall include such new shelf registration statement or such new automatic shelf registration statement, as the case may be.
(aa)    General Instruction I.B.5. of Form F-3. If, from and after the date of this Agreement, the Company is no longer eligible to use Form F-3 (including pursuant to General Instruction I.B.5.) at the time it files with the Commission an annual report on Form 20-F or any post-effective amendment to the Registration Statement, then it shall promptly notify the Agent and, within two Business Days after the date of filing of such annual report on Form 20-F or amendment to the Registration Statement, the Company shall file a new prospectus supplement with the Commission reflecting the number of Ordinary Shares available to be offered and sold by the Company under this Agreement pursuant to General Instruction I.B.5. of Form F-3; provided, however, that the Company may delay the filing of any such prospectus supplement for up to 30 days if, in the reasonable judgment of the Company, it is in the best interest of the Company to do so, provided that no Placement Notice is in effect or pending during such time. Until such time as the Company shall have corrected such misstatement or omission or effected such compliance, the Company shall not notify the Agent to resume the offering of Placement Shares.
(bb)    Tax Indemnity. The Company will indemnify and hold harmless the Agent against any documentary, stamp or similar issue tax, including any interest and penalties, on the issue and sale of the Placement Shares.
(cc)    Transfer Agent. The Company has engaged and will maintain, at its sole expense, a transfer agent and registrar for the Ordinary Shares.
(dd)    Disclosure. The Company agrees to publish, by way of press release or, by any other means, in compliance with European and French laws and regulations including the Regulation No 596/2014 of April 16, 2014 on market abuse and the AMF regulations, any information which would be required due to the existence of the this Agreement; provided that the Agent is provided with a reasonable opportunity to review a copy in advance.
(ee)    Foreign Private Issuer. The Company will promptly notify the Agent if the company ceases to be a “foreign private issuer” as defined in Rule 405 under the Securities Act at any time prior to the completion of the Agent’s distribution of the Placement Shares pursuant to this Agreement.

(ff)    Authorization. Upon delivery of each Placement Notice, the Company will ensure that the management board or the Chairman of the management board of the Company is duly authorized to decide on the issue of the Placement Shares covered by the Placement Notice subject to the conditions set forth therein and that any relevant pre-emption rights will have been disapplied in relation to the issue of those Placement Shares. Upon each Settlement Date, the Placement Shares to be allotted on that Settlement Date will be duly authorized by the Company.
8.    Conditions to the Agent’s Obligations. The obligations of the Agent hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder, to the completion by the Agent of a due diligence review satisfactory to the Agent in its reasonable judgment, and to the continuing satisfaction (or waiver by the Agent in its sole discretion) of the following additional conditions:
(a)    Registration Statement Effective. The Registration Statement and ADS Registration Statement shall be effective and shall be available for all offers and sales of Placement Shares (i) that have been issued pursuant to all prior Placement Notices and (ii) that will be issued pursuant to any Placement Notice.
(b)    [Reserved].
(c)    No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or its Subsidiary of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement and ADS Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement, ADS Registration Statement or the Prospectus; (ii) the issuance by the Commission, AMF or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or ADS Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company or its Subsidiary of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement, ADS Registration Statement or the Prospectus or any material Incorporated Document untrue in any material respect or that requires the making of any changes in the Registration Statement, the ADS Registration Statement, the Prospectus or Incorporated Documents so that, in the case of the Registration Statement and ADS Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus, so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(d)    No Misstatement or Material Omission. The Agent shall not have advised the Company that the Registration Statement, ADS Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agent’s opinion is material, or omits to state a fact that in the Agent’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(e)    Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change, on a consolidated basis, in the authorized capital stock of the Company or any Material Adverse Effect or any development that could reasonably be expected to result in a Material Adverse Effect, or any downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities), if any, by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), if any, the effect of which, in the judgment of the Agent (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.
(f)    Company Counsel Legal Opinions. The Agent shall have received the opinions and negative assurance letters, as applicable, of Company Counsel and Intellectual Property Counsel required to be delivered pursuant to Section 7(n) and Section 7(o), as applicable, on or before the date on which such delivery of such opinions and negative assurance letters are required pursuant to Section 7(n) and Section 7(o), as applicable.
(g)    Agent’s Counsel Legal Opinion. The Agent shall have received from Davis Polk & Wardwell LLP, counsel for the Agent, such opinion or opinions, on the or prior to the date of the First Placement Notice Date , with respect to such matters as the Agent may reasonably require, and the Company shall have furnished to such counsel such documents as they may request to enable them to pass upon such matters.
(h)    Comfort Letter and CFO Certificate. The Agent shall have received the Comfort Letter required to be delivered pursuant to Section 7(p) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(p). The Agent also shall have received the certificate of the Chief Financial Officer on or before the date on which such delivery of such certificate is required pursuant to Section 7(p) if so requested by the Agent.
(i)    Representation Certificate. The Agent shall have received the certificate required to be delivered pursuant to Section 7(m) on or before the date on which delivery of such certificate is required pursuant to Section 7(m).
(j)    Secretary’s Certificate. On the or prior to the date of the First Placement Notice Date and on each date on which the Company is required to deliver a certificate pursuant to Section 7(m)(ii), the Agent shall have received a certificate, signed on behalf of the Company by the Secretary of the Company and attested to by an executive officer of the Company, dated as of such date and in form and substance satisfactory to the Agent and its counsel, certifying as to (i) the amended and restated certificate of incorporation of the Company, (ii) the amended and restated bylaws of the Company, (iii) as applicable, the resolutions of the Company’s general shareholders’ meeting, supervisory board, management board and Chairman of the management board of the Company authorizing the execution, delivery and performance of this Agreement and the issuance and sale of the Placement Shares and (iv) the incumbency of the officers of the Company duly authorized to execute this Agreement and the other documents contemplated by this Agreement (including each of the officers set forth on Schedule 2).
(k)    No Suspension. The Ordinary Shares shall be duly listed, and admitted and authorized for trading, subject to official notice of issuance, on Nasdaq. Trading in the Ordinary Shares shall not have been suspended on, and the Ordinary Shares shall not have been delisted from, Nasdaq.

(l)    Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(m), the Company shall have furnished to the Agent such appropriate further information, opinions, certificates, letters and other documents as the Agent may have reasonably requested. All such information, opinions, certificates, letters and other documents shall have been in compliance with the provisions hereof. The Company shall have furnished the Agent with conformed copies of such opinions, certificates, letters and other documents as the Agent may have reasonably requested.
(m)    Securities Act Filings Made. All filings with the Commission required by Rule 424(b) or Rule 433 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424(b) (without reliance on Rule 424(b)(8) of the Securities Act) or Rule 433, as applicable.
(n)    [Reserved].
(o)    FINRA. FINRA shall have raised no objection to the terms of the offering contemplated hereby and the amount of compensation allowable or payable to the Agent as described in the Prospectus.
(p)    No Termination Event. There shall not have occurred any event that would permit the Agent to terminate this Agreement pursuant to Section 11(a).
(q)    Depositary’s Counsel Opinion. The Agent shall have received an opinion of Patterson Belknap Webb & Tyler LLP, counsel for the Depositary, in form and substance reasonably satisfactory to counsel for the Agent.
(r)    Investor Documents. Within the applicable time periods contemplated herein, the Agent shall have received such documents as required by French law and the limits and other conditions set forth in the corporate authorizations of the Company in a form acceptable by the Company duly executed, and such documents shall be in full force and effect, including the Investor Letter of each prospective investor.
(s)    Approval for Listing. On each relevant Settlement Date, the ADSs shall be approved for listing, and not subject to any notice of delisting, on Nasdaq, and on the first Euronext trading day following each relevant Settlement Date, the Underlying Ordinary Shares shall have been approved for listing on Euronext, subject to official notice of issuance.
(t)    Certificat du dépositaire. On each Settlement Date, once it has received the funds corresponding to the subscription of the applicable Underlying Ordinary Shares, for purposes of settlement and delivery of the Underlying Ordinary Shares, the Registrar shall issue the depositary certificate (certificat du dépositaire) provided for by Article L. 225-146 of the French Commercial Code, relating to the capital increases of the Company resulting from the subscription of the Underlying Ordinary Shares and the corresponding Placement Shares and shall send a copy thereof to the Company and the Agent.
(u)    Fed Wire Agreement. On the date hereof, the Agent shall have received a signed letter agreement of the Company with respect to the delivery of funds and Placement Shares on each Settlement Date.

9.    Indemnification and Contribution.
(a)    Company Indemnification. The Company agrees to indemnify and hold harmless the Agent, its affiliates and their respective partners, members, directors, officers, employees and agents, and each person, if any, who (i) controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Agent, in each case from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement (in accordance with this Section 9), any action, suit, investigation or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party (including any governmental or self-regulatory authority, or otherwise, or any claim asserted or threatened), as and when incurred, to which the Agent, or any such other person may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, ADS Registration Statement or the Prospectus (or any amendment or supplement to the Registration Statement, ADS Registration Statement or the Prospectus) or in any free writing prospectus, or (y) the omission or alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements therein (solely with respect to the Prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage arises from the sale of the Placement Shares pursuant to this Agreement and is caused, directly or indirectly, by an untrue statement or omission, or alleged untrue statement or omission, made in reliance upon and in conformity with the Agent’s Information. This indemnity agreement will be in addition to any liability that the Company might otherwise have.
(b)    Agent Indemnification. The Agent agrees to indemnify and hold harmless the Company and its directors and each officer of the Company who signed the Registration Statement, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 9(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or the Prospectus (or any amendment or supplement thereto) or in any free writing prospectus in reliance upon and in conformity with the Agent’s Information.
(c)    Procedure. Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 9 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 9 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any other legal expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable and documented fees, disbursements and other charges of more than one separate firm (plus local counsel) admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly after the indemnifying party receives a written invoice relating to such fees, disbursements and other charges in reasonable detail. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (1) includes an unconditional release of each indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability arising out of such claim, action or proceeding and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
(d)    Settlement Without Consent if Failure to Reimburse. If an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel for which it is entitled to be reimbursed under this Section 9, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 9(a) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
(e)    Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable or insufficient from the Company or the Agent, the Company and the Agent will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit, investigation or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Agent, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Agent may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other hand. The relative benefits received by the Company on the one hand and the Agent on the other hand shall be deemed to be in the same proportion as the total Net Proceeds from the sale of the Placement Shares (before deducting expenses) received by the Company bear to the total compensation received by the Agent from the sale of Placement Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Agent, on the other hand, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action, suit, investigation or proceeding in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agent agree that it would not be just and equitable if contributions pursuant to this Section 9(e) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action, suit, investigation or proceeding in respect thereof, referred to above in this Section 9(e) shall be deemed to include, for the purpose of this Section 9(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, suit, investigation, proceeding or claim to the extent consistent with this Section 9. Notwithstanding the foregoing provisions of this Section 9(e), the Agent shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9(e), any person who controls a party to this Agreement within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, any affiliates of the Agent, any partners, members, directors, officers, employees and agents of the Agent and each person that is controlled by or under common control with the Agent will have the same rights to contribution as that party, and each director of the Company and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9(e), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9(e) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 9(c) hereof or pursuant to Section 9(d) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 9(c) hereof.
10.    Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 9 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of the Agent, any controlling persons, or the

Company (or any of their respective officers, directors, employees or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.
11.    Termination.
(a)    The Agent shall have the right, by giving notice as hereinafter specified, at any time to terminate this Agreement if (i) any Material Adverse Effect, or any development that could reasonably be expected to result in a Material Adverse Effect, has occurred that, in the judgment of the Agent, may materially impair the ability of the Agent to sell the Placement Shares hereunder, (ii) the Company shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder; provided, however, in the case of any failure of the Company to deliver (or cause another person to deliver) any certification, opinion or letter required under Section 7(m), Section 7(n), Section 7(o) or Section 7(p), the Agent’s right to terminate shall not arise unless such failure to deliver (or cause to be delivered) continues for more than 15 calendar days from the date such delivery was required, (iii) any other condition of the Agent’s obligations hereunder is not fulfilled, (iv) any suspension or limitation of trading in the Placement Shares or in securities generally on Nasdaq shall have occurred, (v) a general banking moratorium shall have been declared by any of United States federal or New York authorities or French or European authorities, or (vi) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States or international political, financial or economic conditions that, in the judgment of the Agent, may materially impair the ability of the Agent to sell the Placement Shares hereunder or to enforce contracts for the sale of securities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination. If the Agent elects to terminate this Agreement as provided in this Section 11(a), the Agent shall provide the required notice as specified in Section 12.
(b)    The Company shall have the right, by giving 5 days’ prior notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 11(f), Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.
(c)    The Agent shall have the right, by giving 5 days’ prior notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 11(f), Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.
(d)    Unless earlier terminated pursuant to this Section 11, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Shares through the Agent on the terms and subject to the conditions set forth herein; provided that the provisions of Section 7(g), Section 9, Section 10, Section 11(f), Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.
(e)    This Agreement shall remain in full force and effect unless terminated pursuant to Sections 11(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties; provided, however,

that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(g), Section 9, Section 10, Section 11(f), Section 16 and Section 17 shall remain in full force and effect.
(f)    Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement. Upon termination of this Agreement, the Company shall not be required to pay to the Agent any discount or commission with respect to any Placement Shares not otherwise sold by the Agent under this Agreement; provided, however, that the Company shall remain obligated to reimburse the Agent’s expenses pursuant to Section 7(g).
12.    Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified in this Agreement, and if sent to the Agent, shall be delivered to:
SVB Securities LLC
1301 Avenue of the Americas, 12th Floor
New York, New York 10019
Attention: Peter M. Fry
E-mail: peter.fry@svbsecurities.com
with a copy (which shall not constitute notice) to:
SVB Securities LLC
1301 Avenue of the Americas, 12th Floor
New York, New York 10019
Attention: Stuart R. Nayman, Esq.
E-mail: stuart.nayman@svbsecurities.com
and
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attention: Yasin Keshvargar
E-mail: yasin.keshvargar@davispolk.com
and if to the Company, shall be delivered to:
Innate Pharma S.A.
117 Avenue de Luminy—BP 30191
13009 Marseille, France
Attention: Frédéric Lombard
E-mail: frederic.lombard@innate-pharma.fr

with copies (which shall not constitute notice) to:
Cooley LLP
55 Hudson Yards
New York, NY 10001
Attention: Rich Segal
E-mail: rsegal@cooley.com
Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally on or before 4:30 P.M., New York City time, on a Business Day, or, if such day is not a Business Day, on the next succeeding Business Day, (ii) by Electronic Notice as set forth in the next paragraph, (iii) on the next Business Day after timely delivery to a nationally-recognized overnight courier or (iv) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Nasdaq and commercial banks in the City of New York are open for business.
An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 12 if sent to the electronic mail address specified by the receiving party in Section 12. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives actual acknowledgment of receipt from the person whom the notice is sent, other than via auto-reply. Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”), which shall be sent to the requesting party within 10 days of receipt of the written request for Nonelectronic Notice.
13.    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and the Agent and their respective successors and the affiliates, controlling persons, officers, directors and other persons referred to in Section 9 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of each such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto, the persons referred to in the preceding sentence and their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that the Agent may assign its rights and obligations hereunder to an affiliate of the Agent without obtaining the Company’s consent, so long as such affiliate is a registered broker-dealer.
14.    Adjustments for Share Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share split, share dividend or similar event effected with respect to the Ordinary Shares or a change in ratio of ADS to Ordinary Share for each ADS.
15.    Entire Agreement; Amendment; Severability; Waiver. This Agreement (including all schedules (as amended pursuant to this Agreement) and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Agent; provided, however, that

Schedule 2 of this Agreement may be amended by either party from time to time by sending a notice containing a revised Schedule 2 to the other party in the manner provided in Section 12 and, upon such amendment, all references herein to Schedule 2 shall automatically be deemed to refer to such amended Schedule 2. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement. No implied waiver by a party shall arise in the absence of a waiver in writing signed by such party. No failure or delay in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power, or privilege hereunder.
16.    GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
17.    Consent to Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any of the transactions contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum, or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy (certified or registered mail, return receipt requested) to such party at the address in effect for notices under Section 12 of this Agreement and agrees that such service shall constitute good and sufficient notice of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The Company appoints CSC Corporation Service Company as its agent for service of process in any related proceeding and agrees that service of process in any such related proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as the Company’s agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.
18    Judgment Currency. The obligations of the Company pursuant to this Agreement in respect of any sum due to the Agent shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by the Agent of any sum adjudged to be so due in such other currency, on which (and only to the extent that) the Agent may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to the Agent hereunder, the

Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Agent against such loss.
19.    Construction.
(a)    The section and exhibit headings herein are for convenience only and shall not affect the construction hereof.
(b)    Words defined in the singular shall have a comparable meaning when used in the plural, and vice versa.
(c)    The words “hereof,” “hereto,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.
(d)    Wherever the word “include,” “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation.”
(e)    References herein to any gender shall include each other gender.
(f)    References herein to any law, statute, ordinance, code, regulation, rule or other requirement of any governmental authority shall be deemed to refer to such law, statute, ordinance, code, regulation, rule or other requirement of any governmental authority as amended, reenacted, supplemented or superseded in whole or in part and in effect from time to time and also to all rules and regulations promulgated thereunder.
20.    Permitted Free Writing Prospectuses. Each of the Company and the Agent represents, warrants and agrees that, unless it obtains the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed, it has not made and will not make any offer relating to the Placement Shares that would constitute an issuer free writing prospectus, or that would otherwise constitute a free writing prospectus (as defined in Rule 405), required to be filed with the Commission. Any such free writing prospectus consented to by the Agent or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an issuer free writing prospectus, and that it has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.
21.    Absence of Fiduciary Relationship. The Company acknowledges and agrees that:
(a)    the Agent has been retained to act as sales agent in connection with the sale of the Placement Shares, the Agent has acted at arms’ length and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Agent, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Agent has advised or is advising the Company on other matters and the Agent has no duties or obligations to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth herein;

(b)    the Company is capable of evaluating, and understanding and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;
(c)    neither the Agent nor its affiliates have provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;
(d)    the Company has been advised and is aware that the Agent and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Agent and its affiliates have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and
(e)    the Company waives, to the fullest extent permitted by law, any claims it may have against the Agent or its affiliates for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the transactions contemplated by this Agreement and agrees that the Agent and its affiliates shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders (or other equity holders), creditors or employees of the Company.
22.    Recognition of the U.S. Special Resolution Regimes. In the event that the Agent is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
In the event that the Agent is a Covered Entity and the Agent or a BHC Act Affiliate of the Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
For purposes of this Agreement, (A) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
23.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile or electronic transmission. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
24.    Use of Information.    The Agent may not provide any information gained in connection with this Agreement and the transactions contemplated by this Agreement, including due diligence, to any third party other than its legal counsel advising it on this Agreement and the transactions contemplated by this Agreement unless expressly approved by the Company in writing.
25.    Agent’s Information. As used in this Agreement, “Agent’s Information” means solely the following information in the Registration Statement and the Prospectus: the first sentence of the tenth paragraph under the heading “Plan of Distribution” in the Prospectus Supplement.
All references in this Agreement to the Registration Statement, ADS Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR. All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement, ADS Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement, ADS Registration Statement or the Prospectus, as the case may be.
All references in this Agreement to “supplements” to the Prospectus shall include any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Shares by the Agent outside of the United States.
[Remainder of Page Intentionally Blank]

If the foregoing correctly sets forth the understanding between the Company and the Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Agent.

Very truly yours,

INNATE PHARMA S.A.

By:	/s/ Mondher Mahjoubi
Name: Mondher Mahjoubi
Title: Chief Executive Office

ACCEPTED as of the date
first-above written:

SVB SECURITIES LLC

By:	/s/ Peter M. Fry
Name: Peter M. Fry
Title: Head of Alternative Equities

SCHEDULE 1
FORM OF PLACEMENT NOTICE

From:	[ ]
[TITLE]
INNATE PHARMA S.A.
Cc:	[ ]
To:	SVB Securities LLC
Subject:	SVB Securities—At the Market Offering—Placement Notice
Ladies and Gentlemen:
Pursuant to the terms and subject to the conditions contained in the Sales Agreement, dated May 3, 2022 (the “Agreement”), by and between Innate Pharma S.A., a société anonyme organized under the laws of France and registered with the Register of Commerce and Companies (Registre du Commerce et des Sociétés) of Marseille under number 424 365 336 (the “Company”), and SVB Securities LLC (“SVB Securities”), I hereby request on behalf of the Company that SVB Securities sell up to [•] ordinary shares, par value €0.05 per share (the “Ordinary Shares”), of the Company to be delivered in the form of American Depositary Shares (the “ADSs”), each representing one Ordinary Share (the “Placement Shares”), at a minimum market price of $      per Placement Share.
If Placement Notice follows a reverse inquiry to the Company, identity and contact information: [•]
The Company represents that the number of Ordinary Shares underlying such ADSs (the “Underlying Ordinary Shares”) issued over a 12-month rolling period represents, once issued together with all the other ordinary shares which have been admitted to trading on the regulated market of Euronext in Paris (“Euronext”) over the same 12-month period on the basis of Article 1 paragraph 5.a) of Regulation (EU) 2017/1129 of June 14, 2017, less than 20% of the total number of the Company’s securities already admitted to trading on Euronext on the date the admission to trading of the Underlying Ordinary Shares is requested.
Each Placement Share will be sold at the same price and the sales price per Placement Share will be at least equal to the U.S. dollar equivalent (based on the then-prevailing exchange rate) of the minimum issuance price set out in the resolution of the Company’s general shareholders’ meeting being used for the issuance of such Placement Shares (the “Floor Price”).
Sales by the Agent are only open to investors qualifying within the category of investors to which the Placement Shares can be issued pursuant to the applicable resolution of the Company’s general shareholders’ meeting and the investor will certify prior to delivery of the Issuance Decision contemplated by Section 2(b) of the Sales Agreement, that it belongs to such category by signing an investor letter attached hereto as Exhibit A1 or A2 in accordance with the Sales Agreement.
The funds corresponding to the share capital increases shall be transferred to the Company’s account(s) held at Société Générale Securities Services, as transfer agent and registrar of the Company on or before the Settlement Date, details of which are provided below:
[•] [details of the bank account on which the net proceeds relating to the capital increase based on the 25th or the 22nd resolution shall be wired to be included]

All Placement Shares must be sold at the same price on any Trading Day.

Exhibit A1 to Schedule I
FORM OF INVESTOR LETTER
Qualified Institutional Buyers and Accredited Investors
Innate Pharma S.A.
117 Avenue de Luminy—BP 30191
13009 Marseille, France
SVB Securities LLC
1301 Avenue of the Americas, 12th Floor
New York, New York 10019
[DATE]
RE: Innate Pharma S.A.
Ladies and Gentlemen,
In connection with its proposed commitment to subscribe for ordinary shares, nominal value €0.05 per share (the “Ordinary Shares”), of Innate Pharma S.A., a société anonyme organized under the laws of France and registered with the Register of Commerce and Companies (Registre du Commerce et des Sociétés) of Marseille under number 424 365 336 (the “Company”), to be delivered in the form of American Depositary Shares (the “ADSs”), in the context of an issuance by the Company without preferential subscription rights of up to [     ] Ordinary Shares in the form of ADSs to Qualified Institutional Buyers or Accredited Investors (the “Placement”), the undersigned (the “Investor”) hereby represents and warrants that, as at the date hereof and until the completion of the Placement, it belongs and will belong, or is acting on behalf of or advising an investor who belongs and will belong, to one of the following categories:
1)a “Qualified Institutional Buyer” as defined in rule 144A under the Securities Act of 1933, as amended, or
2)an “accredited investor” as defined under Regulation D under the Securities Act of 1933.
provided that, if the Investor is acting on behalf of investment funds or other legal entities managed or advised by it, such representation shall also apply to each such funds or legal entities and the Investor shall further ensure compliance thereof by each such funds or entities in connection with the initial distribution of the ADSs.

Sincerely yours,

On behalf of

By:

Name:

Title:

Exhibit A2 to Schedule I
FORM OF INVESTOR LETTER
Specialist Investors
Innate Pharma S.A.
117 Avenue de Luminy—BP 30191
13009 Marseille, France
SVB Securities LLC
1301 Avenue of the Americas, 12th Floor
New York, New York 10019
[DATE]
RE: Innate Pharma S.A.
Ladies and Gentlemen,
In connection with its proposed commitment to subscribe for ordinary shares, nominal value €0.05 per share (the “Ordinary Shares”), of Innate Pharma S.A., a société anonyme organized under the laws of France and registered with the Register of Commerce and Companies (Registre du Commerce et des Sociétés) of Marseille under number 424 365 336 (the “Company”), to be delivered in the form of American Depositary Shares (the “ADSs”), in the context of an issuance by the Company without preferential subscription rights of up to [     ] Ordinary Shares in the form of ADSs to specialist investors (the “Placement”), the undersigned (the “Investor”) hereby represents and warrants that, as at the date hereof and until the completion of the Placement, it belongs and will belong, or is acting on behalf of or advising an investor who belongs and will belong, to one of the following categories:
1.an industrial or commercial company involved in the pharmaceutical/biotechnological sector, or
2.an investment company or an investment funds’ management company or an investment fund, or any other legal person (including a trust) or natural person, that invests on a regular basis in the pharmaceutical/biotechnological sector.
provided that, if the Investor is acting on behalf of investment funds or other legal entities managed or advised by it, such representation shall also apply to each such funds or legal entities and the Investor shall further ensure compliance thereof by each such funds or entities in connection with the initial distribution of the ADSs.

Sincerely yours,

On behalf of

By:

Name:

Title:

SCHEDULE 2
The Company
Frédéric Lombard (frederic.lombard@innate-pharma.fr)
SVB Securities
Gabriel Cavazos (gabriel.cavazos@svbsecurities.com)
Brian Swanson (brian.swanson@svbsecurities.com)
atm@svbsecurities.com

SCHEDULE 3
Compensation
The Company shall pay SVB Securities compensation in cash equal to 3.00% of the gross proceeds from the sales of Placement Shares pursuant to the terms of the Sales Agreement of which this Schedule 3 forms a part.

SCHEDULE 4
Confirmatory email to be received by the Agent from each prospective investor before the Agent Notification
To: [            ]
In connection with our proposed commitment to subscribe for ordinary shares, nominal value €0.05 per share, of Innate Pharma S.A., a société anonyme organized under the laws of France and registered with the Register of Commerce and Companies (Registre du Commerce et des Sociétés) of Marseille under number 424 365 336 (the “Company”), to be delivered in the form of American Depositary Shares (the “ADSs”), in the context of an issuance by the Company without preferential subscription rights of up to [            ] Ordinary Shares in the form of ADSs, we acknowledge that the contemplated offering is reserved to the following categories of investors: [(a) “Qualified Institutional Buyers” as defined in rule 144A under the Securities Act of 1933, as amended, or (b) “accredited investors” as defined under Regulation D under the Securities Act of 1933.]/
[(a) industrial or commercial companies involved in the pharmaceutical/biotechnological sector, or (b) investment companies or investment funds’ management companies or investment funds, or any other legal persons (including trusts) natural persons, that invest on a regular basis in the pharmaceutical/biotechnological sector.]
We hereby represent and warrant belonging to one of the above-mentioned categories and to execute and send to SVB Securities LLC an investor letter no later than [            ] by which we will formally represent and warrant belonging to one of these categories.

SCHEDULE 5
FORM OF ISSUANCE DECISION
[To come from Linklaters]

Exhibit 7(m)
OFFICERS’ CERTIFICATE
Each of Mondher Mahjoubi, the duly qualified and elected Chief Executive Officer of Innate Pharma S.A., a société anonyme organized under the laws of France and registered with the Register of Commerce and Companies (Registre du Commerce et des Sociétés) of Marseille under number 424 365 336 (the “Company”), and Frédéric Lombard, the duly qualified and elected Chief Financial Officer of the Company, does hereby certify in his respective capacity and on behalf of the Company, pursuant to Section 7(m) of the Sales Agreement, dated May 3, 2022 (the “Sales Agreement”), by and between the Company and SVB Securities LLC, that, after due inquiry, to the best of the knowledge of the undersigned:
(i)    The representations and warranties of the Company in Section 6 of the Sales Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions relating to materiality or Material Adverse Effect, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date.
(ii)    The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof.
[(iii)    There have been no material changes to the Company Intellectual Property since __________.]
Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Sales Agreement.
Cooley LLP and Davis Polk & Wardwell LLP are entitled to rely on this certificate in connection with the opinions that such firms are rendering pursuant to the Sales Agreement.

IN WITNESS WHEREOF, each of the undersigned, in such individual’s respective capacity as Chief Executive Officer or Chief Financial Officer of the Company, has executed this Officers’ Certificate on behalf of the Company.

By:
Name: Mondher Mahjoubi
Title: Chief Executive Officer
Date:

By:
Name: Frédéric Lombard
Title: Chief Financial Officer
Date:
[Company Signature Page to Officers’ Certificate]